ACCOUNTANT'S AWARENESS LETTER

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

We are aware that our report dated September 12, 2005, on our review of the interim financial statements of Greenlite Ventures Inc. as at June 30, 2005 and for the three month period ended June 30, 2005 is included in the Company's Registration Statement on Form SB-2. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ Sarna & Company

Sarna & Company
Certified Public Accountants
Westlake Village, California
October 4, 2005